UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K (the "Original Report") filed by Plug Power Inc. (the "Company") with the Securities and Exchange Commission on June 29, 2023. The purpose of this Amendment is to update the disclosure under "Item 5.07. Submission of Matters to a Vote of Security Holders" of the Original Report to provide information regarding the Company's determination on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers ("Say-on-Pay"). No other changes are being made to the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on June 27, 2023 (the “Annual Meeting”), the Company’s stockholders voted on a non-binding, advisory basis on the frequency of future stockholder Say-on-Pay votes. The frequency of one year received the highest number of votes cast by stockholders at the Annual Meeting. Based on the results of the vote, and consistent with the recommendation of the Company’s Board of Directors (the “Board”) with respect to the proposal, the Board has determined to hold future Say-on-Pay votes every year until the next required non-binding advisory vote on the frequency of Say-on-Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: August 2, 2023	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer